REGIONS EQUIPMENT FINANCE

CONTINUING GUARANTY AGREEMENT

(the “Guaranty”)

COMPANIES: TX ENERGY SERVICES, LLC AND C.C. FORBES, LLC

MASTER AGREEMENT

DATED: JUNE 6, 2012 (the “Master Agreement”)

WHEREAS, the undersigned (hereinafter referred to as the “Guarantor”) has agreed to guarantee the payment of all credit heretofore or hereafter extended and all advances heretofore or hereafter made by Regions Equipment Finance Corporation (“REFCO”) and/or Regions Commercial Equipment Finance, LLC (“RCEF”) to TX ENERGY SERVICES, LLC and C.C. FORBES, LLC (hereinafter referred to individually as a “Company” and collectively as the “Companies”), and of all other Liabilities (as hereinafter defined) of the Company to REFCO and/or RCEF (REFCO and RCEF are hereinafter collectively referred to as “Regions”) under the Master Agreement referenced above and all Schedules thereto (collectively, the “Agreement”).

NOW, THEREFORE, because the Guarantor will be benefited by the success of the Companies and in consideration of the premises, the entering into of the Agreement (as hereinafter defined), in order to induce Regions to extend to the Companies from time to time such extensions of credit, advances and forbearances as Regions in its sole discretion may deem prudent and wise; and for other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the Guarantor agrees as follows: the Guarantor unconditionally and absolutely hereby guarantees the due and punctual payment to Regions when and as the same shall become due and payable (whether by acceleration or otherwise) of the following (collectively, the “Liabilities”): all indebtedness, obligations and liabilities of the Company to REFCO and/or RCEF of every kind, character and description whatsoever, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, contracted or arising, joint or several, liquidated or unliquidated under the Agreement, and regardless whether incurred as maker, drawer, endorser, surety, guarantor or otherwise, and all other leases or financings entered into by the Company and Regions under the Agreement, and any and all extensions and renewals of all or any part of the same.

The Guarantor further agrees that, in the event Regions grants to any Company one or more extensions or renewals of any of the Liabilities, or any part thereof, or permits or requires any other modification in any of the terms of the Liabilities, or any part thereof, in any manner which may be acceptable to Regions, with or without notice to the Guarantor, this Guaranty shall, and is hereby made to extend to and cover such extended, renewed or modified Liabilities, on whatever terms and conditions the same may be extended, renewed or modified, and without regard to the number of times or the manner in which the same may have been or shall be extended, renewed or modified.

The Guarantor further agrees (a) to pay any and all of the Liabilities upon demand at any time after maturity thereof (whether by acceleration or otherwise), including, without limitation, all rent or periodic payments due under the Agreement and all other obligations for payments to, or for the benefit of, Regions under the Agreement; (b) to be bound by all of the terms and provisions appearing on the face of any instrument or agreement evidencing, securing, guaranteeing, or executed in connection with any of the Liabilities and of any renewal instrument or agreement (collectively, the “Documents”) (including any terms waiving notice and agreeing to pay costs and expenses of collection in the event of default) just as though the Guarantor had signed such instrument or agreement; (c) that Regions will not be required first to resort to any Company or any other maker, endorser, surety or guarantor (Company and each such company, maker, endorser, surety or guarantor being hereinafter individually called an “Obligor”) or to the security pledged or granted to Regions by any instrument or agreement, or otherwise assigned or conveyed to it, but in case of default in the payment of any of the Liabilities Regions may forthwith look to the Guarantor for payment under the provisions hereof; and (d) that Regions’ enforcement of the Guarantor’s obligations hereunder shall not be stayed or otherwise delayed by any claim (including without limitation, a counterclaim) that any Obligor may have against Regions.

The Guarantor hereby further agrees that the obligations of the Guarantor hereunder are absolute, unconditional, present and continuing guaranties of payment and not of collectibility, and shall not be subject to any counterclaim, recoupment, set-off, reduction or defense based upon any claim that the Guarantor may have against any Company, the Obligors or Regions and shall not be discharged, impaired, modified or otherwise affected by (a) the unenforceability, non-existence, invalidity or non-perfection of (i) any of the Liabilities, (ii) any Documents, (iii) any renewal instrument or agreement or (iv) any lien, pledge, assignment, security interest or conveyance given as security therefor; (b) any understanding or agreement that any other person, firm or corporation was or is to execute this Guaranty or any other document evidencing, guaranteeing or securing the Liabilities, or any part thereof; (c) Regions’ resort or failure or refusal to resort to any other security or remedy for the collection of the Liabilities, or any part thereof; (d) the sale, exchange, release, surrender, or impairment of any collateral or other security for the Liabilities, or any part thereof; (e) the insolvency or bankruptcy of any Obligor or the failure of Regions to file a claim against such bankrupt Obligor for such Obligor’s liability or obligation to Regions; (f) any modification, amendment, supplement, or change in the status or terms of any of the Liabilities or any collateral or other security for the Liabilities, or any part thereof; (g) any default by the Company in payment of any of the Liabilities; (h) any compromise, settlement, release, discharge, termination, waiver, or extension of time for payment, performance, or observance of, any obligation of any Obligor with respect to any of the Liabilities; (i) the application of any payments, proceeds of collateral or other sums to any of the Liabilities in such order as Regions may elect; (j) any exercise or non-exercise of any right, remedy, power, or privilege of Regions with respect to any of the Liabilities or any collateral or other security therefor; (k) any failure, omission, delay, or lack of diligence on the part of Regions to enforce, assert, or exercise any such right, power, privilege, or remedy; (l) any claim (including, but not limited to, a counterclaim) that any Obligor may have against Regions; or (m) any other event, circumstance or condition, whether or not the Guarantor shall have notice or knowledge thereof.

The Guarantor further agrees that it shall not be necessary for Regions to give the Guarantor notice of or to obtain consent or approval of the Guarantor in connection with, (a) the making of any advances or any extensions of credit or the terms thereof, or of any renewal or extension of or other modification with respect to the Liabilities, or any part thereof; (b) any of the matters described in clauses (a) through (m) of the preceding paragraph; or (c) Regions’ acceptance of and reliance on this Guaranty. The terms hereof shall inure to the benefit of the successors and assigns of Regions and shall be binding, jointly and severally, upon the Guarantor, its successors and assigns.

Neither any failure nor any delay on the part of Regions in exercising any right, power or privilege under this Guaranty shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. No modification, amendment or waiver of any provision of this Guaranty shall be effective unless in writing and signed by a duly authorized officer of Regions, and then the same shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

The Guarantor hereby agrees to indemnify and hold Regions harmless against any loss or expense, including reasonable attorneys’ fees and disbursements, that may result from any failure of any Obligor to pay any of the Liabilities when and as due and payable or that may be incurred by or on behalf of Regions in enforcing payment of any of the Liabilities against any of the Guarantor or any of the Obligors.

The Guarantors to the extent it now is or hereafter becomes an “insider”, as defined in 11 U.S.C. §101 (or any amendment or successor thereto or replacement thereof), of any Company hereby waives and relinquishes all rights (including, without limitation, rights of subrogation) that the Guarantor now has or hereafter may have to recover from or be reimbursed by the Companies or the Companies’ property, or from any person, firm, or corporation that may now or hereafter have such a right to recover from or be reimbursed by any Company or the Companies’ property, any amounts paid by the Guarantor to satisfy, in whole or in part, the Liabilities. The provisions of this paragraph are made for the express benefit of the Companies as well as Regions and may be enforced independently by any Company.

The Guarantor further agrees that this Guaranty shall remain in full force and effect until revoked or terminated by a written instrument, signed by the Guarantor and delivered to Regions and acknowledged in writing by Regions, and even after any such revocation or termination, shall be and remain effective as to any Liabilities then outstanding; and that this Guaranty shall not be construed as being terminated by payment in full of the Liabilities to Regions, if, thereafter, in the absence of written revocation or termination by the Guarantor acknowledged by Regions, the Company obtains or incurs additional or new Liabilities. Notwithstanding the foregoing sentence, this Guaranty and the Guarantor’s obligations hereunder shall continue to be effective or be automatically reinstated, as the case may be, any time payment of all or any part of the Liabilities is recovered (a “Recovered Payment”) from Regions as a result of a preference or other claim made under any bankruptcy, insolvency, dissolution, liquidation, reorganization, receivership, or similar law or otherwise. The collateral, if any, securing this Guaranty may be held by Regions until it is satisfied that all time periods during which the payment of all or any part of the Liabilities may be recovered from Regions as a result of a preference or other claim under any bankruptcy, insolvency, dissolution, liquidation, reorganization, receivership, or similar law or otherwise have elapsed. The Guarantor will notify Regions immediately and in writing if Guarantor’s mailing address changes.

Any act or circumstance that shall toll any statute of limitations applicable to the Liabilities, or any of them, shall also toll the statute of limitations applicable to the Guarantor’s liability for the Liabilities under this Guaranty.

The term “Guarantor” as used herein refers to Forbes Energy Services Ltd. The Guarantor is prohibited from assigning this Guaranty, or their obligations and duties hereunder, without the advance written approval of Regions.

This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. THE GUARANTOR HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING UNDER THIS GUARANTY. For purposes of any action or proceeding involving this Guaranty, the Guarantor hereby expressly submits to the jurisdiction and venue of all federal and state courts located in the State of New York, New York County, and consents to be served with any process on paper by registered mail or by personal service within or without said state and county in accordance with applicable law, provided a reasonable time for appearance is allowed. The Guarantor, to the fullest extent it may effectively do so, waives the defense of an inconvenient forum of any such action or proceeding. Nothing in this paragraph shall affect the right of Regions to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding in the courts of any other jurisdiction. The provisions of this Guaranty shall be severable and if any provision shall be invalid, void or unenforceable in whole or in part for any reason, the remaining provisions shall remain in full force and effect.

This Guaranty and the other Documents contain the entire understanding and agreement between the Guarantor and Regions with respect to the obligations of the Guarantor hereunder and supersede any prior agreements, understandings, promises, and statements with respect to such obligations.

Witness the signature of the undersigned on the day and year first written above.

NOTICE TO SIGNERS

You are being asked to guarantee all obligations and liabilities of the Company to Regions, including all future obligations of the Company entered into with Regions prior to the time you revoke or terminate this Guaranty in writing as set forth in this Guaranty and including all payment or other performance due under the Company’s Agreement or Documents with Regions whether or not any equipment or other personal property leased or financed thereunder is satisfactory. Think carefully before you do. If the Company doesn’t pay the obligations, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility.

You may have to pay up to the full amount of the obligations if the Company does not pay. You may also have to pay late fees or collection costs, which increase this amount.

Regions can collect the obligations from you without first trying to collect from the Company or any other party. Regions can use the same collection methods against you that can be used against the Company.

This notice is not part of the contract and does not vary or add to the terms of the Guaranty.

CAUTION - IT IS IMPORTANT THAT YOU THOROUGHLY READ THIS CONTRACT BEFORE YOU SIGN IT.

Witness:		Name:	FORBES ENERGY SERVICES LTD.

Elfida Williams		By:	/s/ L. Melvin Cooper
Printed Name:	/s/ Elfida Williams		Authorized Officer
		Title	SVP & Chief Financial Officer

		Tax ID:	98-0581100

Address of Guarantor:

3000 SOUTH BUSINESS HIGHWAY 281

ALICE, TX 78332